UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

Nathan’s Famous, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On March 10, 2015, Nathan’s Famous, Inc. (the “Company”) issued two press releases.  The first press release announced the completion of the Company’s previously announced offering of $135.0 million of 10.000% Senior Secured Notes due 2020. The second press release announced that the Company’s board of directors had authorized and declared a one-time special cash dividend of $25.00 on each outstanding share of Company common stock.  The record date for the special dividend is March 20, 2015, and the payment date for the dividend is March 27, 2015. A copy of each press release is furnished with this current report as Exhibits 99.1 and 99.2, respectively, and each press release is incorporated herein by reference.

The information in this Item 7.01 on Form 8-K, in Exhibit 99.1, and in Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 8.01. Other Events

As described under  Item 7.01 above,  on March 10, 2015, the Board of Directors declared a one-time special cash dividend on the Company’s common stock of  $25.00  per share, payable March 27, 2015, to stockholders of record at the close of business on March 20, 2015.  The Company expects NASDAQ to set the ex-dividend date as March 30, 2015.  Stockholders who sell their shares prior to the ex-dividend date will also be selling their right to receive the special cash dividend.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 10, 2015, regarding completion of offering.
99.2	Press Release, dated March 10, 2015, regarding dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2015	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 10, 2015, regarding completion of offering.
99.2	Press Release, dated March 10, 2015, regarding dividend.